CHINA SLP FILTRATION TECHNOLOGY, INC.

WARRANT

[________] Shares of Common Stock

[________], 2011

This WARRANT (this “Warrant”) of China SLP Filtration Technology, Inc., a company duly organized and validly existing under the laws of Delaware (the “Company”), is being issued pursuant to that certain Underwriting Agreement, dated as of [_________], 2011, by and between the Company and Brean Murray, Carret & Co., LLC, the Representative of the Underwriters (the “Representative”) relating to a firm commitment public offering (the “Offering”) of [________] shares of common stock, $0.001 par value (the “Shares”), of the Company.

FOR VALUE RECEIVED, the Company hereby grants to [________] and its permitted successors and assigns (collectively, the “Holder”) the right to purchase from the Company up to [________] ([________])1 Shares (such Shares underlying this Warrant, the “Warrant Shares”), at a per share purchase price equal to $[________]2 (the “Exercise Price”), subject to the terms, conditions and adjustments set forth below in this Warrant.

1.           Vesting of Warrant.  This Warrant shall vest and become exercisable on the Base Date.  For purposes of this Warrant, the “Base Date” shall mean [________], 2011.3  Except as otherwise provided for herein or as permitted by applicable rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), this Warrant and the Warrant Shares shall not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Warrant or the Warrant Shares, for the 180 days following the Base Date.  The Warrant and the Warrant Shares are subject to a 180-day lock-up pursuant to Section 9 hereof in accordance with FINRA Rule 5110(g)(1).

2.           Expiration of Warrant.  This Warrant shall expire on the four (4) year anniversary of the Base Date (the “Expiration Date”).

3.           Exercise of Warrant.  This Warrant shall be exercisable pursuant to the terms of this Section 3.

3.1           Manner of Exercise.

(a)           This Warrant is exercisable in whole or in part at any time and from time to time.  Such exercise shall be effectuated by submitting to the Company (either by delivery to the Company or by facsimile transmission as provided in Section 12 hereof) a completed and duly executed Notice of Exercise (substantially in the form attached to this Warrant) as provided in this paragraph.  The date such Notice of Exercise is faxed to the Company shall be the “Exercise Date,” provided that the Holder of this Warrant tenders this Warrant Certificate to the Company within five (5) business days thereafter.  The Notice of Exercise shall be executed by the Holder of this Warrant and shall indicate the number of Warrant Shares then being purchased pursuant to such exercise. Upon surrender of this Warrant Certificate, together with appropriate payment of the Exercise Price for the Warrant Shares purchased, the Holder shall be entitled to receive a certificate or certificates for the Shares so purchased.  The Exercise Price may be paid in a “cashless” or “cash” exercise or a combination thereof pursuant to Section 3.1(b) and/or Section 3.1(c) below.

1           5% of the Firm Shares sold in the public offering
2           125% of the public offering price
3           One year anniversary of the Closing Date

(b)           If the Notice of Exercise form elects a “cashless” exercise, the Holder shall thereby be entitled to receive a number of Shares determined as follows:

X = Y [(A – B)/A]

where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the Fair Market Value

B = the Exercise Price.

For purposes of this Section 3.1(b), “Fair Market Value” shall be the closing price of the Shares as reported by the [Nasdaq Capital Market/NYSE Amex], or if quoted on an automated quotation service, such automated quotation service, on the date immediately prior to the Exercise Date. If the Shares are not then listed on a national stock exchange or such other quotation system or association, the Fair Market Value of one Share as of the date of determination, shall be as determined in good faith by the Board of Directors of the Company and the Holder.  If the Shares are not then listed on a national securities exchange or such other quotation system or association, the Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Holder prior to the exercise hereunder as to the fair market value of a Share as determined by the Board of Directors of the Company.  In the event that the Board of Directors of the Company and the Holder are unable to agree upon the fair market value, the Company and the Holder shall jointly select an appraiser, who is experienced in such matters.  The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne equally by the Company and the Holder.  Such adjustment shall be made successively whenever such a payment date is fixed.

(c)           If the Notice of Exercise form elects a “cash” exercise, the Exercise Price per Share for the shares then being exercised shall be payable in cash or by certified or official bank check.

3.2           When Exercise Effective.  Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been duly surrendered to the Company as provided in Sections 3.1 and 12 hereof, and, at such time, the Holder in whose name any certificate or certificates for Warrant Shares shall be issuable upon exercise as provided in Section 3.3 hereof shall be deemed to have become the holder or holders of record thereof of the number of Warrant Shares purchased upon exercise of this Warrant.

3.3           Delivery of Share Certificates and New Warrant.  As soon as reasonably practicable after each exercise of this Warrant, in whole or in part, and in any event within three (3) Business Days thereafter, the Company, at its expense (including the payment by it of any applicable issue taxes), will cause the name of the Holder (or as Holder may direct) to be entered in the register of members in respect of the Warrant Shares and further cause to be issued in the name of and delivered to the Holder hereof or, subject to Sections 9 and 10 hereof, as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct:

(a)           a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable Warrant Shares to which the Holder shall be entitled upon exercise; and

(b)           in case exercise is in part only, a new Warrant document of like tenor, dated the date hereof, for the remaining number of Warrant Shares issuable upon exercise of this Warrant after giving effect to the partial exercise of this Warrant (including the delivery of any Warrant Shares as payment of the Exercise Price for such partial exercise of this Warrant).

4.           Certain Adjustments.  For so long as this Warrant is outstanding:

4.1           Mergers or Consolidations.  If at any time after the date hereof there shall be a capital reorganization (other than a combination or subdivision of the Shares otherwise provided for herein) resulting in a reclassification to or change in the terms of securities issuable upon exercise of this Warrant (a “Reorganization”), or a merger or consolidation of the Company with another corporation, association, partnership, organization, business, individual, government or political subdivision thereof or a governmental agency (a “Person” or the “Persons”) (other than a merger with another Person in which the Company is a continuing corporation and which does not result in any reclassification or change in the terms of securities issuable upon exercise of this Warrant or a merger effected exclusively for the purpose of changing the domicile of the Company) (a “Merger”), then, as a part of such Reorganization or Merger, lawful provision and adjustment shall be made so that the Holder shall thereafter be entitled to receive, upon exercise of this Warrant, the number of shares of stock or any other equity or debt securities or property receivable upon such Reorganization or Merger by a holder of the number of Shares which might have been purchased upon exercise of this Warrant immediately prior to such Reorganization or Merger.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the Reorganization or Merger to the end that the provisions of this Warrant (including adjustment of the Exercise Price then in effect and the number of Warrant Shares) shall be applicable after that event, as near as reasonably may be, in relation to any shares of stock, securities, property or other assets thereafter deliverable upon exercise of this Warrant.  The provisions of this Section 4.1 shall similarly apply to successive Reorganizations and/or Mergers.

4.2           Splits and Subdivisions; Dividends.  In the event the Company should at any time or from time to time effectuate a split or subdivision of the outstanding Shares or pay a dividend in or make a distribution payable in additional Shares or other securities or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional Shares (hereinafter referred to as the “Share Equivalents”) without payment of any consideration by such holder for the additional Shares or Share Equivalents (including the additional Shares issuable upon conversion or exercise thereof), then, as of the applicable record date (or the date of such distribution, split or subdivision if no record date is fixed), the per share Exercise Price shall be appropriately decreased and the number of Warrant Shares shall be appropriately increased in proportion to such increase (or potential increase) of outstanding shares; provided, however, that no adjustment shall be made in the event the split, subdivision, dividend or distribution is not effectuated.

4.3           Combination of Shares.  If the number of Shares outstanding at any time after the date hereof is decreased by a combination of the outstanding Shares, the per share Exercise Price shall be appropriately increased and the number of Warrant Shares shall be appropriately decreased in proportion to such decrease in outstanding shares.

4.4           Adjustments for Other Distributions.  In the event the Company shall declare a distribution payable in securities of other Persons, evidences of indebtedness issued by the Company or other Persons, assets (excluding cash dividends or distributions to the holders of Shares paid out of current or retained earnings and declared by the Company’s board of directors) or options or rights not referred to in Sections 4.1, 4.2 or 4.3, then, in each such case for the purpose of this Section 4.4, upon exercise of this Warrant, the Holder shall be entitled to a proportionate share of any such distribution as though the Holder was the actual record holder of the number of Warrant Shares as of the record date fixed for the determination of the holders of Shares of the Company entitled to receive such distribution.

5.           No Impairment.  The Company will not, by amendment of its certificate of incorporation and bylaws or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all of the terms and in the taking of all actions necessary or appropriate in order to protect the rights of the Holder against impairment.

6.           Chief Financial Officer’s Report as to Adjustments.  With respect to each adjustment pursuant to Section 4 of this Warrant, the Company, at its expense, will promptly compute the adjustment or re-adjustment in accordance with the terms of this Warrant and cause its Chief Financial Officer to certify the computation (other than any computation of the fair value of property of the Company, as the case may be) and prepare a report setting forth, in reasonable detail, the event requiring the adjustment or re-adjustment and the amount of such adjustment or re-adjustment, the method of calculation thereof and the facts upon which the adjustment or re-adjustment is based, and the Exercise Price and the number of Warrant Shares or other securities purchasable hereunder after giving effect to such adjustment or re-adjustment,  which report shall be mailed by first class mail, postage prepaid to the Holder.  The Company will also keep copies of all reports at its office maintained pursuant to Section 10.2(a) hereof and will cause them to be available for inspection at the office during normal business hours upon reasonable notice by the Holder or any prospective purchaser of the Warrant designated by the Holder thereof.

7.           Reservation of Shares.  The Company shall, solely for the purpose of effecting the exercise of this Warrant, at all times during the term of this Warrant, reserve and keep available out of its authorized Shares, free from all taxes, liens and charges with respect to the issue thereof and not subject to preemptive rights or other similar rights of shareholders of the Company, such number of its Shares as shall from time to time be sufficient to effect in full the exercise of this Warrant.  If at any time the number of authorized but unissued Shares shall not be sufficient to effect in full the exercise of this Warrant, in addition to such other remedies as shall be available to Holder, the Company will promptly take such corporate action as may, in the opinion of its counsel, be necessary to increase the number of authorized but unissued Shares to such number of shares as shall be sufficient for such purposes, including without limitation, using its best efforts to obtain the requisite shareholder approval necessary to increase the number of authorized Shares.  The Company hereby represents and warrants that all Shares issuable upon exercise of this Warrant shall be duly authorized and, when issued and paid for upon exercise, shall be validly issued, fully paid and nonassessable.

8.           Registration and Listing.

8.1           Definition of Registrable Securities; Majority.  As used herein, the term “Registrable Securities” means any Shares issuable upon the exercise of this Warrant, until the date (if any) on which such shares shall have been transferred or exchanged and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force.  For purposes of this Warrant, the term “Majority”, in reference to the holders of Registrable Securities, shall mean in excess of fifty percent (50%) of the then outstanding Warrant Shares (assuming the exercise of the entire Warrant) that (i) are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, Persons acting as nominees or in conjunction therewith and (ii) have not be resold to the public pursuant to a registration statement filed under the Securities Act.

8.2           Required Registration.

(a)           At any time on or after the Base Date and on or before the five (5) year anniversary of the Base Date, but in no event on not more than one (1) occasion, upon the written request of the holders of the Registrable Securities representing a Majority of such securities, the Company will use its best efforts to effect the registration of the respective shares of the holders of Registrable Securities under the Securities Act to the extent requisite to permit the disposition thereof as expeditiously as reasonably possible, but in no event later than 120 days from the date of such request.

(b)           Registration of Registrable Securities under this Section 8.2 shall be on such appropriate registration form: (i) as shall be selected by the Company, and (ii) as shall permit the disposition of such Registrable Securities in accordance with this Section 8.2.  The Company agrees to include in any such registration statement all information which the requesting holders of Registrable Securities shall reasonably request, which is required to be contained therein.  The Company will pay all Registration Expenses in connection with the effected required registration (as described in Section 8.2(c)) of Registrable Securities pursuant to this Section 8.2.

(c)           A registration requested pursuant to this Section 8.2 shall not be deemed to have been effected: (i) unless a registration statement with respect thereto has become effective or (ii) if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Securities and Exchange Commission (the “SEC”) or other governmental agency or court of competent jurisdiction for any reason, other than by reason of some act or omission by a holder of Registrable Securities.

8.3           Piggy Back Registration Rights.

(a)           If the Company, at any time on or before the fourth anniversary of the Base Date, proposes to register any of its securities under the Securities Act (other than in connection with a registration on Form S-8 or comparable forms used by foreign private issuers or any successor forms) whether through a post-effective amendment or new registration statement, and for its own account or for the account of any holder or holders of its shares other than Registrable Securities (any shares of such holder or holders (but not those of the Company and not Registrable Securities) with respect to any registration are referred to herein as, “Other Shares”), the Company shall each such time give prompt (but not less than thirty (30) business days prior to the anticipated filing thereof) written notice to the holders of Registrable Securities of its intention to do so.  Upon the written request of any such holder of Registrable Securities made within twenty (20) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder), except as set forth in Section 8.3(b), the Company will use its best efforts to effect the registration under the Securities Act of all of the Registrable Securities which the Company has been so requested to register by such holder, to the extent requisite to permit the disposition of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason in its sole discretion either to not register, to delay or to withdraw registration of such securities, the Company may, at its election, give written notice of such determination to such holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the holders of Registrable Securities entitled to request that such registration be effected as a registration under Section 8.2, (ii) in the case of a determination to delay registration, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities (including the Other Shares), without prejudice, however, to the rights of the holders of Registrable Securities entitled to request that such registration be effected as a registration under Section 8.2 and (iii) in the case of a determination to withdraw registration, shall be permitted to withdraw registration, without prejudice, however, to the rights of the holders of Registrable Securities entitled to request that such registration be effected as a registration under Section 8.2.  No registration effected under this Section 8.3 shall relieve the Company of its obligation to effect any registration upon request under Section 8.2, nor shall any such registration hereunder be deemed to have been effected pursuant to Section 8.2.  The Company will pay all Registration Expenses in connection with each registration of Registrable Securities pursuant to this Section 8.3.

(b)           If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by this Section 8.3 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by a holder of Registrable Securities, use its best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters, provided that if the managing underwriter of such underwritten offering shall inform the Company by letter of its belief that inclusion in such distribution of all or a specified number of such securities proposed to be distributed by such underwriters would interfere with the successful marketing of the securities being distributed by such underwriters (such letter to state the basis of such belief and the approximate number of such Registrable Securities, such Other Shares and shares held by the Company proposed so to be registered which may be distributed without such effect), then the Company may, upon written notice to such holder, the other holders of Registrable Securities, and holders of such Other Shares, reduce pro rata in accordance with the number of Shares desired to be included in such registration (if and to the extent stated by such managing underwriter to be necessary to eliminate such effect) the number of such Registrable Securities and Other Shares the registration of which shall have been requested by each holder thereof so that the resulting aggregate number of such Registrable Securities and Other Shares so included in such registration, together with the number of securities to be included in such registration for the account of the Company, shall be equal to the number of shares stated in such managing underwriter’s letter.

8.4           Registration Procedures.  Whenever the holders of Registrable Securities have properly requested that any Registrable Securities be registered pursuant to the terms of this Warrant, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a)           prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective;

(b)           notify such holders of the effectiveness of each registration statement filed hereunder and prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to (i) keep such registration statement effective and the prospectus included therein usable for a period commencing on the date that such registration statement is initially declared effective by the SEC and ending on the date when all Registrable Securities covered by such registration statement have been sold pursuant to the registration statement or cease to be Registrable Securities, and (ii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c)           furnish to such holders such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such holders;

(d)           use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as such holders reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable such holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holders; provided, however, that the Company shall not be required to: (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph; (ii) subject itself to taxation in any such jurisdiction; or (iii) consent to general service of process in any such jurisdiction;

(e)           notify such holders, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein, in light of the circumstances in which they are made, not materially misleading, and, at the reasonable request of such holders, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they are made, not materially misleading;

(f)           provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(g)           make available for inspection by any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, managers, employees and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement;

(h)           otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement of the Company, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and, at the option of the Company, Rule 158 thereunder;

(i)           in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order;

(j)           use its best efforts to cause any Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities; and

(k)           if the offering is underwritten, use its best efforts to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration, an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters covering such issues as are reasonably required by such underwriters.

8.5           Listing.  The Company shall secure the listing of the Common Stock underlying this Warrant upon each national securities exchange or automated quotation system upon which Shares are then listed (subject to official notice of issuance) and shall maintain such listing of Shares.  The Company shall at all times comply in all material respects with the Company’s reporting, filing and other obligations under the by-laws or rules of the [_____________] (or such other national securities exchange or market on which the Shares may then be listed, as applicable).

8.6           Expenses.  The Company shall pay all Registration Expenses relating to the registration and listing obligations set forth in this Section 8.  For purposes of this Warrant, the term “Registration Expenses” means: (a) all registration, filing and FINRA fees, (b) all reasonable fees and expenses of complying with securities or blue sky laws, (c) all word processing, duplicating and printing expenses, (d) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, (e) premiums and other costs of policies of insurance (if any) against liabilities arising out of the public offering of the Registrable Securities being registered if the Company desires such insurance, if any, and (f) fees and disbursements of one counsel for the selling holders of Registrable Securities.  Registration Expenses shall not include any underwriting discounts and commissions which may be incurred in the sale of any Registrable Securities and transfer taxes of the selling holders of Registrable Securities.

8.7           Restrictions.  The Company shall not be obligated to effect a registration pursuant to Section 8.2 during the period beginning on the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred twenty (120) days after the effective date of, a Company-initiated registration (other than a registration pursuant to Form S-8), provided that: (i) if the holder of Registrable Securities elects to have all or some of its Registrable Securities included in the registration pursuant to Section 8.3 hereof, such Registrable Securities are included in the Company-initiated registration statement to the extent required thereunder and (ii) the Company is actively employing in best efforts to cause such registration to become effective.

8.8           Information Provided by Holders.  Any holder of Registrable Securities included in any registration shall furnish to the Company such information as the Company may reasonably request in writing to enable the Company to comply with the provisions hereof in connection with any registration referred to in this Warrant.  In the event that a holder of Registrable Securities fails to provide such information on a timely basis, and in any event within seven (7) Business Days of the Company’s written request, then the Company shall be entitled to exclude the Registrable Securities of such holder from such registration and the Company shall nevertheless be deemed to have satisfied its obligations hereunder with respect to such registration.

9.           Restrictions on Transfer. During the 180 days following the effectiveness date of the registration statement filed in connection with the Offering (File No. 333-168028), this Warrant (and the Warrant Shares) may not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such warrant by any person for a period of 180 days immediately following the effective date of the registration statement, except as provided in FINRA Rule 5110(g)(2).

10.           Ownership, Transfer and Substitution of Warrant.

10.1           Ownership of Warrant.  The Company may treat any Person in whose name this Warrant is registered in the Warrant Register maintained pursuant to Section 10.2(b) hereof as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary.  Subject to Sections 9 and 10 hereof, this Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

10.2           Office; Exchange of Warrant.

(a)           The Company will maintain its principal office at the location identified in the prospectus relating to the Offering or at such other offices as set forth in the Company’s most current filing (as of the date notice is to be given) under the Exchange Act or as the Company otherwise notifies the Holder.

(b)           The Company shall cause to be kept at its office maintained pursuant to Section 10.2(a) hereof a Warrant Register for the registration and transfer of the Warrant.  The name and address of the holder of the Warrant, the transfers thereof and the name and address of the transferee of the Warrant shall be registered in such Warrant Register.  The Person in whose name the Warrant shall be so registered shall be deemed and treated as the owner and holder thereof for all purposes of this Warrant, and the Company shall not be affected by any notice or knowledge to the contrary.

(c)           Upon the surrender of this Warrant, properly endorsed, for registration of transfer or for exchange at the office of the Company maintained pursuant to Section 10.2(a) hereof, the Company at its expense will (subject to compliance with Section 9 hereof, if applicable) execute and deliver to or upon the order of the Holder thereof a new Warrant of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face thereof for the number of Shares called for on the face of the Warrant so surrendered (after giving effect to any previous adjustment(s) to the number of Warrant Shares).

10.3           Replacement of Warrant.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any mutilation, upon surrender of this Warrant for cancellation at the office of the Company maintained pursuant to Section 10.2(a) hereof, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor and dated the date hereof.

11.           No Rights or Liabilities as Stockholder.  No Holder shall be entitled to vote or receive dividends or be deemed the holder of any Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of shares, reclassification of shares, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.  The Holder will not be entitled to share in the assets of the Company in the event of a liquidation, dissolution or the winding up of the Company.

12.           Notices.  Any notice or other communication in connection with this Warrant shall be given in writing and directed to the parties hereto as follows: (a) if to the Holder, c/o [____________]; or (b) if to the Company, to the attention of its Chief Executive Officer at its office maintained pursuant to Section 10.2(a) hereof; provided, that the exercise of the Warrant shall also be effected in the manner provided in Section 3 hereof.  Notices shall be deemed properly delivered and received when delivered to the notice party (i) if personally delivered, upon receipt or refusal to accept delivery, (ii) if sent via facsimile, upon mechanical confirmation of successful transmission thereof generated by the sending telecopy machine, (iii) if sent by a commercial overnight courier for delivery on the next Business Day, on the first Business Day after deposit with such courier service, or (iv) if sent by registered or certified mail, five (5) Business Days after deposit thereof in the U.S. mail.

13.           Payment of Taxes.  The Company will pay all documentary stamp taxes attributable to the issuance of Shares underlying this Warrant upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the transfer or registration of this Warrant or any certificate for Shares underlying this Warrant in a name other that of the Holder.  The Holder is responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Shares underlying this Warrant upon exercise hereof.

14.           Miscellaneous.  This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of New York. The section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date first above written.

CHINA SLP FILTRATION TECHNOLOGY, INC.

By:
Name:
Title:

[Signature Page to Underwriter’s Warrant]

IN WITNESS WHEREOF, the Holder has caused this Warrant to be duly executed as of the date first above written and agrees to be bound by the terms and provisions of this Warrant.

BREAN MURRAY, CARRET & CO., LLC

By:
Name:
Title:

[Signature Page to Underwriter’s Warrant Issued by China SLP Filtration Technology, Inc.]

EXHIBIT A
FORM OF EXERCISE NOTICE
[To be executed only upon exercise of Warrant]

To China SLP Filtration Technology, Inc.:

The undersigned registered holder of the within Warrant hereby irrevocably exercises the Warrant pursuant to Section 3.1 of the Warrant with respect to __________ Warrant Shares, at an exercise price per share of $____, and requests that the certificates for such Warrant Shares be issued, subject to Sections 9 and 10, in the name of, and delivered to:

______________________________________
______________________________________
______________________________________
______________________________________

The undersigned is hereby making payment for the Warrant Shares in the following manner: _______________________ [describe desired payment method as provided for in 3.1 of the Warrant].

The undersigned hereby represents and warrants that it is, and has been since its acquisition of the Warrant, the record and beneficial owner of the Warrant.

Dated: _______________

________________________________________
Print or Type Name

________________________________________
(Signature must conform in all respects to name of holder as specified on the face of Warrant)

________________________________________
(Street Address)

________________________________________
(City)                      (State)      (Zip Code)

EXHIBIT B
FORM OF ASSIGNMENT
[To be executed only upon transfer of Warrant]

For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto _____________________ [include name and addresses] the rights represented by the Warrant to purchase __________ Shares of China SLP Filtration Technology, Inc. to which the Warrant relates, and appoints _____________________ Attorney to make such transfer on the books of China SLP Filtration Technology, Inc. maintained for the purpose, with full power of substitution in the premises.

Dated:	________________________________________
                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of Warrant)

                                        ________________________________________
                                        (Street Address)

                                        ________________________________________
                                        (City)        (State)      (Zip Code)

Signed in the presence of:

                                        ________________________________________
                                        (Signature of Transferee)

                                        ________________________________________
                                        (Street Address)

                                        ________________________________________
                                        (City)        (State)      (Zip Code)
Signed in the presence of: